Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Reports Third Quarter 2020 Results

•Reported net income of $37 million or $0.20 per share; adjusted net income of $114 million or $0.62 per share
•Revenue declined 6% on a reported basis, and 7% organically, impacted by COVID-19
•Strong operating margin performance of 6% and 13% on a reported and adjusted basis, respectively, from disciplined execution on productivity and cost actions
•Free cash flow of $234 million, up 18%, and operating cash flow of $275 million, up 12%

RYE BROOK, N.Y., October 29, 2020 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2020 net income of $37 million, or $0.20 per share. Excluding the impact of restructuring, realignment and special charges, the Company delivered adjusted net income of $114 million or $0.62 per share in the quarter.

Third quarter revenue was $1.2 billion, down 6 percent on a reported basis and 7 percent organically, declining less than previously expected, primarily driven by the resilience of the wastewater utility business and healthy residential demand. Orders were down 7 percent on a reported basis and 8 percent, organically. Reported operating margin in the quarter was 6 percent, up 520 basis points versus the prior year. Adjusted operating margin was 13.0 percent, down 210 basis points compared to the prior year. The decline was driven largely by the pandemic’s impact on volume in the quarter.

Xylem generated $275 million of operating cash flow and $234 million of free cash flow in the quarter, representing a conversion of 215%, driven by discipline on capital spending and working capital, as well as favourable timing of interest and tax payments. The Company’s liquidity remains strong, at approximately $2.4 billion, including cash and committed credit facilities.

“Our team delivered operational performance exceeding expectations on both the top line and bottom line,” said Patrick Decker, Xylem’s president and CEO. “Our supply chain continues to be robust, we’re maintaining discipline on cost and capital, and cash generation is healthy. Overall, we’re executing with focus and purpose to make sure our customers can continue delivering essential services to their communities.”

“Despite continuing macro uncertainty, we are serving end-markets that showed signs of increasing stability through the quarter,” continued Decker. “China returned to pre-pandemic growth, Europe grew modestly, and the US, while still lagging other regions, improved sequentially in the quarter. We continue to set strong commercial pace as utilities accelerate interest in transformational technologies that increase operational and financial resilience. Physical distancing is delaying some project revenues dependent on field-work in the short term, and we continue to closely monitor COVID-19 developments. We are well-positioned irrespective of how the pandemic plays out, and set to emerge in an even stronger position.”

Outlook

Xylem expects fourth quarter organic revenue declines in the range of 6 to 8 percent and adjusted operating margin in the range of 13.0 percent to 13.5 percent. Full-year free cash flow conversion is anticipated to be greater than 100%.

Third Quarter Segment Results

Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.
•Third quarter 2020 revenue was $524 million, down 2 percent organically, and down 1 percent as reported, compared with third quarter 2019. Resilience in wastewater transport and treatment spending continued as the utilities end market returned to mid-single digit growth. The industrial end market declined mid-teens driven by softness in dewatering applications.
•Third quarter reported operating income for the segment was $89 million. Adjusted operating income for the segment, which excludes $8 million of restructuring and realignment costs, was $97 million. Reported operating margin for the segment was 17.0 percent, down 130 basis points versus prior year. Adjusted operating margin of 18.5 percent was down 110 basis points versus prior year from lower sales volume, unfavourable mix and higher inflation partially offset by productivity benefits and cost reductions.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.
•Third quarter 2020 revenue was $364 million, a 4 percent decline organically year-over-year, a 3 percent decline as reported. Modest growth from demand in the residential end market was offset by softness in industrial and commercial end markets.
•Third quarter reported operating income for the segment was $56 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $58 million. The segment’s reported operating margin was 15.4 percent, down 80 basis points versus prior year, and adjusted operating margin was 15.9 percent, down 110 basis points versus prior year. Lower sales volume and inflation were partially offset by productivity gains.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.
•Third quarter 2020 revenue was $332 million, down 15 percent organically and as reported, driven primarily by project deployment delays and site access restrictions related to COVID-19 in our metrology and pipeline assessment services businesses.

•Reported operating income for the segment was negative $62 million, and adjusted operating income was $12 million, which excludes $5 million of restructuring and realignment costs and $69 million of special charges, including an accounting charge against goodwill in the pipeline assessment services business. Reported operating margin was up 16.3 percent versus prior year, at negative 18.7 percent. The segment’s adjusted EBITDA margin was 14.8%, down 450 bps from the prior year, driven by short-term volume declines and inflation, partially offset by productivity.

Supplemental information on Xylem’s third quarter 2020 earnings and reconciliations for certain non-GAAP items are posted at www.xylem.com/investors.

###

About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with technological innovation. Our more than 16,000 diverse employees delivered revenue of $5.25 billion in 2019. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about the Company’s capitalization, restructuring and realignment plans, and future strategic plans; describe the Company’s business strategy, outlook, objectives, plans, intentions or goals; or address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and expressing general views about future operating results. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The novel coronavirus (“COVID-19”) pandemic is and may continue to amplify many of these risks and uncertainties.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; the COVID-19 pandemic’s uncertain magnitude, duration, geographic reach and impact on the global economy; the current and future impact of the COVID-19 pandemic on our business, growth, projections, financial condition, operations, cash flows, and liquidity, including from adverse economic conditions on our performance or customer markets caused by the COVID-19 pandemic; actual or potential other epidemics, pandemics or global health crises; geopolitical and other risks associated with our international operations that could affect customer markets and our business, such as military actions, protectionism, economic sanctions or trade barriers, including tariffs and embargoes, and non-compliance with laws or regulations, including those pertaining to foreign corrupt practices, data privacy, export and import and competition; potential for unexpected cancellations or delays of customer orders in our reported backlog; fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; industrial, governmental and private sector spending; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our supply chain, including channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or refinance our existing indebtedness; availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to another interest rate benchmark; changes in the value of goodwill or intangible assets; uncertainty related to restructuring and realignment actions and related charges and savings, including with respect to the amount and timing of estimated costs and savings, the timing of or delays in implementing actions, and our ability to realize all of the anticipated cost savings, all of which are subject to change as the Company makes decisions and refines plans and estimates over time; management and employee distraction resulting from restructuring actions; timing delays in implementing strategic initiatives; our ability to continue strategic investments for growth; risks relating to products, including defects, security, liability and recalls; governmental or regulatory claims or investigations; cybersecurity attacks, breaches or other disruptions of information technology systems on which we rely, or on our products; our sustainability initiatives; the use of proceeds from our green bond offering, including failure to appropriately allocate the net proceeds or meet the investment requirements of certain environmentally-focused investors; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2019, "Item 1A. Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in subsequent filings we have made or may make with the Securities and Exchange Commission. All forward-looking statements made herein are based on information currently available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2020	2019	2020	2019
Revenue	$1,220	$1,296	$3,503	$3,878
Cost of revenue	759	787	2,199	2,369
Gross profit	461	509	1,304	1,509
Selling, general and administrative expenses	266	273	851	870
Research and development expenses	45	44	138	142
Restructuring and asset impairment charges	19	33	69	58
Goodwill impairment charge	58	148	58	148
Operating income	73	11	188	291
Interest expense	22	16	56	52
Other non-operating expense, net	(1)	(7)	(5)	(2)
Gain from sale of business	—	—	—	1
Income (loss) before taxes	50	(12)	127	238
Income tax expense (benefit)	13	(77)	21	(45)
Net income	$37	$65	$106	$283
Earnings per share:
Basic	$0.20	$0.36	$0.59	$1.57
Diluted	$0.20	$0.36	$0.58	$1.56
Weighted average number of shares:
Basic	180.0	180.1	180.1	179.9
Diluted	181.0	181.2	181.0	181.2

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$1,402	$724
Short-term investments	200	—
Receivables, less allowances for discounts, returns and doubtful accounts of $40 and $35 in 2020 and 2019, respectively	968	1,036
Inventories	582	539
Prepaid and other current assets	159	151
Total current assets	3,311	2,450
Property, plant and equipment, net	633	658
Goodwill	2,795	2,839
Other intangible assets, net	1,090	1,174
Other non-current assets	619	589
Total assets	$8,448	$7,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$495	$597
Accrued and other current liabilities	745	628
Short-term borrowings and current maturities of long-term debt	40	276
Total current liabilities	1,280	1,501
Long-term debt	3,053	2,040
Accrued postretirement benefits	455	445
Deferred income tax liabilities	283	310
Other non-current accrued liabilities	502	447
Total liabilities	5,573	4,743
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 194.6 shares and 193.9 shares in 2020 and 2019, respectively	2	2
Capital in excess of par value	2,021	1,991
Retained earnings	1,828	1,866
Treasury stock – at cost 14.5 shares and 13.7 shares in 2020 and 2019, respectively	(588)	(527)
Accumulated other comprehensive loss	(396)	(375)
Total stockholders’ equity	2,867	2,957
Non-controlling interests	8	10
Total equity	2,875	2,967
Total liabilities and stockholders’ equity	$8,448	$7,710

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2020	2019
Operating Activities
Net income	$106	$283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88	88
Amortization	101	104
Share-based compensation	19	23
Restructuring and asset impairment charges	69	58
Goodwill impairment charge	58	148
Gain from sale of business	—	(1)
Other, net	33	7
Payments for restructuring	(25)	(21)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	43	(73)
Changes in inventories	(48)	(2)
Changes in accounts payable	(91)	(30)
Changes in accrued taxes	(5)	(140)
Other, net	106	7
Net Cash – Operating activities	454	451
Investing Activities
Capital expenditures	(136)	(175)
Acquisition of businesses, net of cash acquired	—	(18)
Proceeds from sale of business	—	(2)
Proceeds from the sale of property, plant and equipment	1	—
Cash received from investments	—	3
Cash paid for investments	(200)	—
Other, net	9	7
Net Cash – Investing activities	(326)	(185)
Financing Activities
Short-term debt issued, net	359	317
Short-term debt repaid	(600)	(254)
Long-term debt issued, net	985	—
Repurchase of common stock	(61)	(39)
Proceeds from exercise of employee stock options	10	10
Dividends paid	(142)	(131)
Other, net	(1)	(2)
Net Cash – Financing activities	550	(99)
Effect of exchange rate changes on cash	—	(10)
Net change in cash and cash equivalents	678	157
Cash and cash equivalents at beginning of year	724	296
Cash and cash equivalents at end of period	$1,402	$453
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$46	$46
Income taxes (net of refunds received)	$27	$94

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
"Adjusted Operating Margin" and "Adjusted Segment Operating Margin" defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures, and "Free Cash Flow Conversion" defined as Free Cash Flow divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of "free cash flow" and "free cash flow conversion" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for pension costs.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions/ Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Nine Months Ended September 30
Xylem Inc.	3,739	4,053	(314)	-8%	—	49	(265)	-7%	-7%
Water Infrastructure	1,670	1,704	(34)	-2%	—	38	4	0%	0%
Applied Water	1,073	1,169	(96)	-8%	—	7	(89)	-8%	-8%
Measurement & Control Solutions	996	1,180	(184)	-16%	—	4	(180)	-15%	-15%

Quarter Ended September 30
Xylem Inc.	1,246	1,346	(100)	-7%	—	(10)	(110)	-8%	-8%
Water Infrastructure	558	586	(28)	-5%	—	(4)	(32)	-5%	-5%
Applied Water	375	376	(1)	0%	—	(3)	(4)	-1%	-1%
Measurement & Control Solutions	313	384	(71)	-18%	—	(3)	(74)	-19%	-19%

Quarter Ended June 30
Xylem Inc.	1,232	1,392	(160)	-11%	—	36	(124)	-9%	-9%
Water Infrastructure	598	586	12	2%	—	27	39	7%	7%
Applied Water	326	399	(73)	-18%	—	6	(67)	-17%	-17%
Measurement & Control Solutions	308	407	(99)	-24%	—	3	(96)	-24%	-24%

Quarter Ended March 31
Xylem Inc.	1,261	1,315	(54)	-4%	—	23	(31)	-2%	-2%
Water Infrastructure	514	532	(18)	-3%	—	15	(3)	-1%	-1%
Applied Water	372	394	(22)	-6%	—	4	(18)	-5%	-5%
Measurement & Control Solutions	375	389	(14)	-4%	—	4	(10)	-3%	-3%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions / Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Nine Months Ended September 30
Xylem Inc.	3,503	3,878	(375)	-10%	—	35	(340)	-9%	-9%
Water Infrastructure	1,463	1,574	(111)	-7%	—	24	(87)	-6%	-6%
Applied Water	1,039	1,149	(110)	-10%	—	6	(104)	-9%	-9%
Measurement & Control Solutions	1,001	1,155	(154)	-13%	—	5	(149)	-13%	-13%

Quarter Ended September 30
Xylem Inc.	1,220	1,296	(76)	-6%	—	(9)	(85)	-7%	-7%
Water Infrastructure	524	531	(7)	-1%	—	(4)	(11)	-2%	-2%
Applied Water	364	376	(12)	-3%	—	(3)	(15)	-4%	-4%
Measurement & Control Solutions	332	389	(57)	-15%	—	(2)	(59)	-15%	-15%

Quarter Ended June 30
Xylem Inc.	1,160	1,345	(185)	-14%	—	25	(160)	-12%	-12%
Water Infrastructure	501	561	(60)	-11%	—	16	(44)	-8%	-8%
Applied Water	337	394	(57)	-14%	—	6	(51)	-13%	-13%
Measurement & Control Solutions	322	390	(68)	-17%	—	3	(65)	-17%	-17%

Quarter Ended March 31
Xylem Inc.	1,123	1,237	(114)	-9%	—	19	(95)	-8%	-8%
Water Infrastructure	438	482	(44)	-9%	—	12	(32)	-7%	-7%
Applied Water	338	379	(41)	-11%	—	3	(38)	-10%	-10%
Measurement & Control Solutions	347	376	(29)	-8%	—	4	(25)	-7%	-7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2020	2019	2020	2019	2020	2019	2020	2019
Total Revenue
• Total Xylem	1,123	1,237	1,160	1,345	1,220	1,296	3,503	3,878
• Water Infrastructure	438	482	501	561	524	531	1,463	1,574
• Applied Water	338	379	337	394	364	376	1,039	1,149
• Measurement & Control Solutions	347	376	322	390	332	389	1,001	1,155
Operating Income
• Total Xylem	61	109	54	171	73	11	188	291
• Water Infrastructure	39	51	73	98	89	97	201	246
• Applied Water	47	56	41	62	56	61	144	179
• Measurement & Control Solutions	(12)	16	(46)	26	(62)	(136)	(120)	(94)
• Total Segments	74	123	68	186	83	22	225	331
Operating Margin
• Total Xylem	5.4%	8.8%	4.7%	12.7%	6.0%	0.8%	5.4%	7.5%
• Water Infrastructure	8.9%	10.6%	14.6%	17.5%	17.0%	18.3%	13.7%	15.6%
• Applied Water	13.9%	14.8%	12.2%	15.7%	15.4%	16.2%	13.9%	15.6%
• Measurement & Control Solutions	(3.5)%	4.3%	(14.3)%	6.7%	(18.7)%	(35.0)%	(12.0)%	(8.1)%
• Total Segments	6.6%	9.9%	5.9%	13.8%	6.8%	1.7%	6.4%	8.5%
Special Charges
• Total Xylem	—	4	11	—	70	155	81	159
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	—	4	10	—	69	155	79	159
• Total Segments	—	4	10	—	69	155	79	159
Restructuring & Realignment Costs
• Total Xylem	9	20	43	21	15	30	67	71
• Water Infrastructure	5	9	8	9	8	7	21	25
• Applied Water	2	3	4	4	2	3	8	10
• Measurement & Control Solutions	2	8	31	8	5	20	38	36
• Total Segments	9	20	43	21	15	30	67	71
Adjusted Operating Income
• Total Xylem	70	133	108	192	158	196	336	521
• Water Infrastructure	44	60	81	107	97	104	222	271
• Applied Water	49	59	45	66	58	64	152	189
• Measurement & Control Solutions	(10)	28	(5)	34	12	39	(3)	101
• Total Segments	83	147	121	207	167	207	371	561
Adjusted Operating Margin
• Total Xylem	6.2%	10.8%	9.3%	14.3%	13.0%	15.1%	9.6%	13.4%
• Water Infrastructure	10.0%	12.4%	16.2%	19.1%	18.5%	19.6%	15.2%	17.2%
• Applied Water	14.5%	15.6%	13.4%	16.8%	15.9%	17.0%	14.6%	16.4%
• Measurement & Control Solutions	(2.9)%	7.4%	(1.6)%	8.7%	3.6%	10.0%	(0.3)%	8.7%
• Total Segments	7.4%	11.9%	10.4%	15.4%	13.7%	16.0%	10.6%	14.5%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2020				Q3 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,220	—		1,220	1,296	—		1,296
Operating Income	73	85	a	158	11	185	a	196
Operating Margin	6.0%			13.0%	0.8%			15.1%
Interest Expense	(22)	—		(22)	(16)	—		(16)
Other Non-Operating Income (Expense)	(1)	1	b	—	(7)	11	b	4
Income before Taxes	50	86		136	(12)	196		184
Provision for Income Taxes	(13)	(9)	c	(22)	77	(112)	c	(35)
Net Income attributable to Xylem	37	77		114	65	84		149
Diluted Shares	181.0			181.0	181.2			181.2
Diluted EPS	$0.20	$0.42		$0.62	$0.36	$0.46		$0.82

Year-over-year currency translation impact on current year diluted EPS	$0.01	$—		$0.01
Diluted EPS at Constant Currency	$0.19	$0.42		$0.61

	Q3 YTD 2020				Q3 YTD 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,503	—		3,503	3,878	—		3,878
Operating Income	188	148	a	336	291	230	a	521
Operating Margin	5.4%			9.6%	7.5%			13.4%
Interest Expense	(56)	—		(56)	(52)	—		(52)
Other Non-Operating Income (Expense)	(5)	4	b	(1)	(2)	11	b	9
Gain/(Loss) from sale of business	—	—		—	1	(1)		—
Income before Taxes	127	152		279	238	240		478
Provision for Income Taxes	(21)	(29)	c	(50)	45	(137)	c	(92)
Net Income attributable to Xylem	106	123		229	283	103		386
Diluted Shares	181.0			181.0	181.2			181.2
Diluted EPS	$0.58	$0.67		$1.25	$1.56	$0.57		$2.13

Year-over-year currency translation impact on current year diluted EPS	$(0.01)	$—		$(0.01)
Diluted EPS at Constant Currency	$0.59	$0.67		$1.26

a	Quarter-to-date: Restructuring & realignment costs of $15 million in 2020 and $30 million in 2019.; special charges of $70 million ($69 million of intangible asset and goodwill impairment charges and $1 million of other charges) in 2020 and $155 million of intangible asset and goodwill impairment in 2019.
Year-to-date: Restructuring & realignment costs of $67 million and $71 million in 2020 and 2019, respectively; special charges of $81 million ($79 million of intangible asset and goodwill impairment charges and $2 million of other charges) and $155 million of intangible asset and goodwill impairment and $4 million of special charges in 2019 ($1 million of acquisition related costs and $3 million of asset impairment).
b	Special non-operating charges consist of pension costs related to the UK pension plan that has been transferred to an annuity in 2020 as part of the planned buyout activities.
c	Quarter-to-date: Net tax impact on restructuring & realignment costs of $3 million and $9 million in 2020 and 2019, respectively; $6 million of tax on special charges in 2020 and $2 million in 2019; and $0 million and $101 million of negative impact from tax related special benefit adjustments in 2020 and 2019, respectively.
Year-to-date: Net tax impact on restructuring & realignment costs of $15 million and $17 million in 2020 and 2019, respectively; $9 million and $2 million of tax impact on special charges in 2020 and 2019; and $5 million and $118 million of negative impact from tax related special benefit adjustments in 2020 and 2019, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Year-to-Date
	2020	2019	2020	2019	2020	2019	2020	2019
Net Cash - Operating Activities	$(2)	$83	$181	$123	$275	$245	$454	$451
Capital Expenditures - PP&E	(32)	(53)	(24)	(40)	(24)	(28)	(80)	(121)
Capital Expenditures - Software	(19)	(16)	(20)	(20)	(17)	(18)	(56)	(54)
Capital Expenditures	(51)	(69)	(44)	(60)	(41)	(46)	(136)	(175)
Free Cash Flow	$(53)	$14	$137	$63	$234	$199	$318	$276
Net Income	38	79	31	139	37	65	106	283
Gain/(Loss) from sale of businesses	—	1	—	—	—	—	—	1
Restructuring & Realignment Charges - non-cash impairment	—	—	(17)	—	(3)	—	(20)	—
Special Charges - non-cash impairment	—	(3)	(10)	—	(69)	(155)	(79)	(158)
Significant deferred tax benefit/(charge)	—	—	—	—	—	97	—	97
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$38	$81	$58	$139	$109	$123	$205	$343
Operating Cash Flow Conversion	(5)%	105%	584%	88%	743%	377%	428%	159%
Free Cash Flow Conversion	(139)%	17%	236%	45%	215%	162%	155%	80%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2020
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	(13)	(46)	(62)		(121)
Interest Expense (Income), net	—	—	—		—
Depreciation	9	8	9		26
Amortization	27	26	27		80
EBITDA	23	(12)	(26)		(15)
Share-based Compensation	2	1	1		4
Restructuring & Realignment	2	31	5		38
Special Charges	—	10	69		79
Adjusted EBITDA	27	30	49		106
Revenue	347	322	332		1,001
Adjusted EBITDA Margin	7.8%	9.3%	14.8%		10.6%

2019
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	16	26	(137)	28	(67)
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	9	9	10	37
Amortization	27	26	27	27	107
EBITDA	52	61	(101)	65	77
Share-based Compensation	1	2	1	1	5
Restructuring & Realignment	8	8	20	2	38
Loss/(Gain) from sale of business	(1)	—	—	—	(1)
Special Charges	4	—	155	—	159
Adjusted EBITDA	64	71	75	68	278
Revenue	376	390	389	376	1,531
Adjusted EBITDA Margin	17.0%	18.2%	19.3%	18.1%	18.2%